Exhibit 99.1

Press Contacts:

John Stewart	Joan Geoghegan
Progress Software Corporation	Schwartz Communications, Inc.
(781) 280-4101	(781) 684-0770
jstewart@progress.com	progress@schwartz-pr.com
PROGRESS SOFTWARE TO FILE RESTATED FINANCIAL STATEMENTS
BY DECEMBER 15, 2006
Company Expects To Maintain Conditional Nasdaq Listing
BEDFORD, Mass., November 30, 2006—Progress Software Corporation (Nasdaq: PRGS) a supplier of leading technology to develop, deploy, integrate and manage business applications, today announced that it expects to file its amended Annual Report on Form 10-K/A for the fiscal year ended November 30, 2005, which will include restated financial statements for the three-year period ended November 30, 2005, on or before December 15, 2006. The Company will also file its Quarterly Reports on Form 10-Q for the second and third quarters of fiscal year 2006 and its amended Quarterly Report on Form 10-Q/A for the first quarter of fiscal 2006. At that time, Progress Software also expects to announce results of the investigation being conducted by a Special Committee of the Board of Directors of the Company into the Company’s stock option granting practices.
As previously disclosed, Progress Software received a Nasdaq Staff Determination Letter dated October 13, 2006 indicating that the Company’s common stock was subject to delisting from the Nasdaq Global Select Market pursuant to Nasdaq Marketplace Rule 4310(c)(14). Subsequently, the Nasdaq Listing Qualifications Panel granted the company’s request for continued listing of the Company’s securities on the Nasdaq Global Select Market, subject to the conditions that: (1) the Company file the reports described above with the Securities and Exchange Commission on or before November 30, 2006; and (2) on or about November 17, 2006, the Company provide the Nasdaq Hearings Department with additional information regarding the Company’s internal review of its historical stock option practices and related accounting. Progress Software expects each of these conditions to be satisfied on or before December 15, 2006.
Although the Nasdaq Listing Qualifications Panel has not granted Progress Software a formal written extension of the above conditions, based on communications with the staff of the Nasdaq Stock Market, the Company believes that the conditional listing of its common stock will remain in effect until at least December 15, 2006.

Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the Company’s expectation that it will file all required reports with the SEC and meet all other conditions required by Nasdaq for continued listing of its common stock by December 15, 2006. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the possibility that the ongoing review of the Company’s stock option grant practices may expand in scope and/or result in additional charges; unanticipated consequences of any restatement; the risk that the anticipated accounting adjustments and other factors described above could have negative tax or other implications for the Company, including additional tax liabilities; the risk that the Company’s internal control over financial reporting and disclosure controls and procedures are not, and have not been, effective; the risk that the Company will be unable to comply with its SEC filing obligations in a timely manner; the risk that the Nasdaq Stock Market will delist the Company’s common stock; the risk that the Company will face additional claims and proceedings in connection with its stock option grant practices, including additional shareholder litigation and more formal proceedings by the SEC or other governmental agencies; and the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others. The Company undertakes no obligation to update information contained in this report. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission.
About Progress Software Corporation
Progress Software Corporation (Nasdaq: PRGS) provides application infrastructure software for the development, deployment, integration and management of business applications. Our goal is to maximize the benefits of information technology while minimizing its complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.